UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2016

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32, rue Blanche, Paris - France	75009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +33 14 040 2290
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2016, Dominique Vidal, a member of the board of directors (the “Board”) of Criteo S.A. (the “Company”), notified the Board of his decision to resign from the Board, effective December 31, 2016. Mr. Vidal’s resignation did not result from a disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

The Board appointed Edmond Mesrobian to fill the vacancy on the Board arising as a result of Mr. Vidal’s resignation, effective February 27, 2017. Mr. Mesrobian currently serves as Chief Technology Officer of Tesco PLC. Mr. Mesrobian will serve on the Compensation Committee of the Board and will participate in the Company’s existing non-employee director compensation program, as described under “Director Compensation - Independent Director Compensation Program” in the Company’s proxy statement dated April 29, 2016 for its 2016 annual meeting of shareholders.

There are no arrangements or understandings between Mr. Mesrobian and any other person pursuant to which he was elected as a director, nor has he been party to any reportable transactions with the Company pursuant to Item 404 of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: December 21, 2016	By:	/s/ Nicole Linda Kelsey
	Name:	Nicole Linda Kelsey
	Title:	General Counsel